EXHIBIT 23.1

BEDINGER & COMPANY
1200 Concord Avenue, Suite 250
Concord, California 94520

August 29, 2006

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to use in this Form 10-KSB/A of our report dated December 15, 2005, relating to the financial statements of Superclick, Inc. for the years ended October 31, 2005 and 2004.

Bedinger & Company Certified Public Accountants